UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TRANSATLANTIC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

VALIDUS HOLDINGS, LTD. TV HOLDINGS, LLC TV MERGER SUB, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

VALIDUS FILES PRELIMINARY CONSENT SOLICITATION STATEMENT
TO REMOVE AND REPLACE TRANSATLANTIC BOARD

-    Transatlantic’s current board has acted to thwart Validus’ Superior Proposal

-    Validus seeks to replace current Transatlantic board

-    Leading U.S. proxy advisory firms unanimously agree that Allied World's proposal does not warrant Transatlantic stockholder support

PEMBROKE, BERMUDA, September 14, 2011 - Validus Holdings, Ltd. (NYSE: VR) (“Validus”) today announced that it has filed a preliminary consent solicitation statement with the Securities and Exchange Commission in connection with the solicitation of written consents from the stockholders of Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”) to, among other matters, remove and replace the current members of the Transatlantic board of directors with three highly qualified and independent director candidates.

Since Validus’ announcement of its Superior Proposal on July 12, 2011, the current Transatlantic board has taken actions to thwart Validus’ proposal, including by asserting barriers designed to prevent Transatlantic from entering into good-faith discussions with Validus, adopting a “poison pill,” commencing litigation that Validus believes is meritless and amending Transatlantic’s corporate bylaws to give the Transatlantic board more control over stockholder meetings.  Validus believes that these actions demonstrate the clear need for replacement of the current Transatlantic board.  The consent solicitation is designed with this result in mind.

Validus’ Chairman and Chief Executive Officer, Edward J. Noonan, said, “Validus believes the Transatlantic board has repeatedly failed to take the necessary steps to secure greater value for Transatlantic stockholders and that Validus’ Superior Proposal is a better alternative for Transatlantic stockholders.  Because the current board has refused to take effective steps to pursue proposals that are in the best interests of Transatlantic stockholders, including Validus’ Superior Proposal, we believe that Transatlantic stockholders should elect a board that will act to do so.  We remain fully committed to making our Superior Proposal available to Transatlantic stockholders.”

The proposed directors being nominated by Validus are:

Raymond C. Groth, an Adjunct Professor of Business Administration at The Fuqua School of Business at Duke University.  Mr. Groth has significant experience as an investment banker with First Union Securities and The First Boston Corporation.  Mr. Groth served as a director of Specialty Underwriters’ Alliance, Inc. from May 2004 until it was acquired by Tower Group, Inc. in November 2009.  Mr. Groth has experience as a director of a publicly traded property and casualty insurance company (including participation as a board member in the oversight of a strategic sale of such company) and has significant expertise in accounting, corporate finance and general business matters.

Paul G. Haggis, the Chairman of Alberta Enterprise Corp.  Mr. Haggis was President and Chief Executive Officer of the Ontario Municipal Employees Retirement System from September 2003 to May 2007.  Mr. Haggis has served in executive positions at numerous companies, including Princeton Developments Ltd., the Public Sector Pension Investment Board, Manulife Financial Corporation and ATB Financial.  Mr. Haggis has extensive experience as an investor, and financial professional, as well as a senior executive officer and director of public companies.

Thomas C. Wajnert, a Senior Managing Director of The Alta Group, LLC, a global consulting organization that provides advisory services to the financial services industry.  Mr. Wajnert has significant investment and senior level management experience in the financial services industry and has served on the board of directors of companies including Reynolds America, Inc., UDR, Inc., FGIC, Inc., JLG Industries, Inc., and NYFIX, Inc.

Validus believes that these candidates will provide strong, independent board leadership.  If elected, Validus expects that each of Messrs. Groth, Haggis and Wajnert will act, subject to their fiduciary duties to the stockholders of Transatlantic, on Validus’ Superior Proposal or on any other proposal that they deem to be in the best interests of Transatlantic stockholders.

In addition to Institutional Shareholder Services, Glass, Lewis & Co. and Egan-Jones Proxy Services have also issued reports recommending that stockholders vote AGAINST the inferior Allied World takeover proposal.  Validus urges Transatlantic stockholders to vote AGAINST the inferior Allied World takeover proposal by using the BLUE proxy card that has previously been provided to them by Validus by signing, dating and returning it or voting by telephone or Internet.

Validus has proposed to acquire Transatlantic for 1.5564 Validus voting common shares and $8.00 per share in cash.  The Validus stock-and-cash offer provides Transatlantic stockholders with an equity interest in the combined company and participation in its future upside, together with a meaningful cash component.  Validus’ offer has consistently provided Transatlantic stockholders with greater market value and we believe greater potential for future upside than the inferior Allied World takeover.

All materials related to Validus’ consent solicitation for Transatlantic can be found at www.transactioninfo.com/validus or on the “Investor Relations” section of Validus’ website, located at www.validusholdings.com.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to Validus and its industry, that reflect Validus’ current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into or consummate the proposed transaction on the terms set forth in Validus’ proposal; 2) uncertainty as to the actual premium that will be realized by Transatlantic stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits (including combination synergies) of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Validus and Transatlantic; 4) uncertainty as to the long-term value of Validus voting common shares; 5) unpredictability and severity of catastrophic events; 6) rating agency actions; 7) adequacy of Validus’ or Transatlantic’s risk management and loss limitation methods; 8) cyclicality of demand and pricing in the insurance and reinsurance markets; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or Transatlantic’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition in the insurance and reinsurance markets; 14) potential loss of business from one or more major reinsurance or insurance brokers; 15) the credit risk Validus assumes through its dealings with its reinsurance and insurance brokers; 16) Validus’ or Transatlantic’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 17) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 18) the integration of businesses Validus may acquire or new business ventures Validus may start; 19) the legal, regulatory and tax regimes under which Validus operates; 20) the effect on Validus’ or Transatlantic’s investment portfolios of changing financial market conditions, including inflation, interest rates, liquidity and the recent downgrade of U.S. securities by Standard & Poor’s and the possible effect on the value of securities in Validus’ and Transatlantic’s investment portfolios, as well as other factors; 21) acts of terrorism or outbreak of war or hostilities; 22) availability of reinsurance and retrocessional coverage; and 23) the outcome of transaction related litigation, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Validus’ and Transatlantic’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Transatlantic on file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business, operations or financial condition. Except to the extent required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

No rating agency (A.M. Best, Moody’s, or Standard & Poor’s) has specifically approved or disapproved or otherwise taken definitive action on the potential transaction.

The contents of any websites referenced in this press release are not incorporated by reference herein.

The value of Validus’ offer will change as the market prices of Validus common shares and shares of Transatlantic common stock fluctuate during the exchange offer period and thereafter, and may therefore be different from the prices set forth above.  Transatlantic stockholders are encouraged to obtain current market quotations for Validus common shares, Allied World shares and shares of Transatlantic common stock prior to making any investment decision.

Additional Information about the Proposed Transaction and Where to Find It:

Validus has commenced an exchange offer to acquire all of the outstanding shares of common stock of Transatlantic for 1.5564 Validus voting common shares and $8.00 cash per Transatlantic share.  This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Transatlantic common stock, nor is it a substitute for the Tender Offer Statement on Schedule TO or the prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) filed by Validus with the Securities and Exchange Commission.  The Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission.  The Exchange Offer will be made only through the Exchange Offer Documents.  This press release is also not a substitute for the definitive consent solicitation statement that Validus may file with the Securities and Exchange Commission or any other documents which Validus may send to its or Transatlantic’s shareholders in connection with the consent solicitation.  Investors and security holders are urged to read the Exchange Offer Documents, the definitive consent solicitation statement and all other relevant documents that Validus has filed or may file with the Securities and Exchange Commission if and when they become available because they contain or will contain important information about the proposed transaction and the consent solicitation.  All such documents, if filed will be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833).

Participants in the Solicitation:

alidus, its directors and certain of its officers and Validus’ nominees to the Transatlantic board of directors may be deemed to be participants in any solicitation of Transatlantic stockholders in connection with the proposed consent solicitation.  Information about the participants in the solicitation is available in the preliminary consent solicitation statement that Validus filed with the SEC on September 14, 2011 in connection with the proposed consent solicitation. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary consent solicitation statement.

SOURCE: Validus Holdings, Ltd.

Third Party-Sourced Information:

Permission to quote third party sources neither sought nor obtained.

Investors:

Validus Holdings, Ltd.
Jeff Consolino, President and Chief Financial Officer
Jon Levenson, Executive Vice President
+1-441-278-9000

or

Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter

+1-212-750-5833

Media: Brunswick Group Stan Neve / Gemma Hart +1-212-333-3810